Exhibit 5.1
March 16, 2007

Precision Optics Corporation, Inc.
22 East Broadway
Gardner, Massachusetts 01440

Re: Registration Statement on Form SB-2

Ladies and Gentlemen:

This opinion is furnished to you in connection with a registration statement on Form SB-2 (the “Registration Statement”), filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 20,000,000 shares (the “Registrable Shares”) of Common Stock, $0.01 par value (the “Common Stock”), of Precision Optics Corporation, Inc., a Massachusetts corporation (the “Company”), comprising (i) 10,000,000 shares of Common Stock (the “Issued Shares”) and (ii) 10,000,000 shares of Common Stock issuable upon the exercise of common stock purchase warrants (the “Warrants”). The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares.”

We understand that the Registrable Shares are being registered to permit the resale of such Common Stock by the holders thereof from time to time after the effective date of the Registration Statement.

We have acted as counsel for the Company in connection with its issuance and sale of the shares of Registrable Shares and the preparation of the Registration Statement. For purposes of this opinion, we have examined and relied upon a signed copy of the Registration Statement and such other documents, records, certificates and instruments as we have deemed necessary.

The opinions expressed below are limited to matters governed by the laws of the Commonwealth of Massachusetts and the federal laws of the United States of America.

Based on the foregoing, we are of the opinion that:

1.	The Issued Shares have been duly authorized and are validly issued, fully paid and non-assessable.

2.
The Warrant Shares have been duly authorized, and when issued out of the Company’s duly authorized Common Stock upon exercise of, and pursuant to the provisions of, the Warrants, and the Company has received the consideration therefor in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

Precision Optics Corporation, Inc.	- 2 -	March 16, 2007

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal Matters”.

It is understood that this opinion is to be used only in connection with the offer and sale of the Registrable Shares while the Registration Statement is in effect.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP